Company Contacts:                              Media Contacts:
----------------                               --------------
Carol A. Ammon                                 Linda Seaton/Kathy Witz
President and CEO                              Mentus, Inc.
Endo Pharmaceuticals Holdings Inc.             858-455-5500, x133/x140
610-558-9800

John W. Lyle
President and CEO
Algos Pharmaceutical Corporation
732-938-5959


                  ALGOS PHARMACEUTICAL TO MERGE WITH ENDO
                          PHARMACEUTICALS HOLDINGS
       -- Combined Company will be a US Leader in Pain Management --


       CHADDS FORD, PA AND NEPTUNE, NJ - NOVEMBER 29, 1999 - Endo Pharmaceuticals Holdings Inc. and Algos Pharmaceutical Corporation (NASDAQ:
ALGO) announced today that they have entered into a definitive merger agreement pursuant to which Algos Pharmaceutical will merge with a subsidiary of Endo Pharmaceuticals Holdings in a tax-free, all-stock transaction. The merger combines Endo's leading position in pharmaceutical products for pain management with the proprietary technology and product pipeline of Algos Pharmaceutical. In addition, Algos and Endo have entered into a separate agreement pursuant to which the parties will co-develop oxycodone-based products using Algos' proprietary technology, and Endo will be the exclusive worldwide marketer of these products. The merger is expected to be completed by the second quarter of 2000.

       The combined company will be a leader in the fast growing multibillion dollar pain management market with established brand products from Endo, which include Percocet(R), Percodan(R) and Lidoderm(R), and a strong pipeline of development products from Endo and Algos, which include Algos' MorphiDex(R). The combined company will benefit from a salesforce of over 300 representatives, strong research and development skills and a successful track record of acquiring and marketing new product lines.

       Carol A. Ammon, the current President and Chief Executive Officer of Endo Pharmaceuticals Holdings, will remain as President and Chief Executive Officer of the combined company. John W. Lyle, the current President and Chief Executive Officer of Algos Pharmaceutical, will serve as Chairman of the Board of Directors of the combined company. The headquarters of the combined business will be located at the current headquarters of Endo Pharmaceuticals Holdings in Chadds Ford, Pennsylvania.

            Commenting on the merger, Ms. Ammon stated, "This transaction will broaden our current research and development efforts and provide us with patented proprietary technology. This technology will enable us to immediately start development work on our next generation Percocet(R) line of pain management products." Mr. Lyle stated, "We are delighted to become part of such an established pain management company. Endo's existing sales and marketing infrastructure and demonstrated regulatory expertise will allow us to accelerate the development and commercialization of our pipeline, starting with MorphiDex(R)."

       Under the terms of the merger agreement, which has been approved by each company's board of directors, stockholders of Algos Pharmaceutical will receive one share of Endo Pharmaceuticals Holdings common stock for each share of Algos common stock held by them. After the merger, Algos stockholders will own 20% of the combined public company's approximately
89.5 million pro forma fully-diluted shares outstanding. Each stockholder of Algos will also receive warrants to be exercised for a nominal price per share into Endo Pharmaceuticals Holdings common shares upon FDA approval of MorphiDex(R). If FDA approval of MorphiDex(R) is obtained on or before December 31, 2001, then upon exercise of these warrants, holders of these warrants will receive an additional 15% of the pro forma combined company (to be calculated as if all warrants had been exercised at the closing of the merger). This percentage will be reduced by an amount that represents 5 percentage points for each of six months after December 31, 2001 that MorphiDex(R) is not approved. If FDA approval of MorphiDex(R) is not attained by December 31, 2002, these warrants expire unexercised. In addition, in the event that Endo (excluding Algos-related revenue and expenses) does not meet or exceed a specified gross profit target of $147.4 million for fiscal year 2000, shares held by current Endo Pharmaceuticals Holdings stockholders will be returned to treasury such that current Algos stockholders' ownership will increase by an additional 5 percentage points.

       In addition, immediately prior to the merger, each current Endo Pharmaceuticals Holdings stockholder will receive a warrant to be exercised for a nominal price per share into Endo Pharmaceuticals Holdings common shares if FDA approval of MorphiDex(R) is not attained. If FDA approval of MorphiDex(R) is not attained by December 31, 2002, then, upon exercise of these warrants, holders of these warrants will receive an additional 5% of the pro forma combined company (to be calculated as if all of these warrants had been exercised at the closing of the merger). If FDA approval of MorphiDex(R) is attained by December 31, 2002, these warrants expire unexercised.

       The merger is subject to approval by the stockholders of Algos, Hart-Scott-Rodino clearance and other customary closing conditions. The merger will be treated as a purchase for accounting purposes. Certain existing stockholders of Algos, including John W. Lyle, Algos' current President and Chief Executive Officer, and others, which, in the aggregate, own approximately 24 percent of Algos' outstanding common stock, have agreed to vote in favor of the merger.

             Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management. The company researches, develops, produces and markets both branded and generic pharmaceuticals primarily for the treatment of pain. Endo Pharmaceuticals Holdings has a portfolio of fourteen branded products that include established brands such as Percocet(R) 5.0 and Percodan(R), opioid analgesics that are generally recognized by physicians and pain specialists as the gold standard for the treatment of moderate to severe pain. In late 1999, Endo Pharmaceuticals Holdings launched new branded products, Percocet(R) 2.5, 7.5 and 10.0 mg tablets and the Lidoderm(R) patch, complimenting the launch of Zydone(R) 5.0, 7.5 and 10.0 mg tablets in early 1999. Percocet(R) and Zydone(R) are branded opioid analgesics that compete in the large and growing market for the treatment of moderate to severe pain. Lidoderm(R), which was launched in September 1999, is the first and only product approved by the FDA for the treatment of post-herpetic neuralgia, a condition associated with shingles that currently affects approximately 200,000 Americans each year.

       Endo Pharmaceuticals Holdings revenues for the fiscal year ended December 31, 1998 were $108.4 million and for the fiscal year-end 1999 are expected to be in excess of $130 million. Endo Pharmaceuticals Holdings expects revenue to increase substantially in fiscal year 2000 due to the recent introduction of Percocet(R) 2.5, 7.5 and 10.0 mg tablets, Zydone(R) and Lidoderm(R) and several other products in a market that historically has shown significant growth rates.

       Endo Pharmaceuticals Holdings is currently owned by affiliates of Kelso & Company, members of the management of Endo Pharmaceuticals Holdings and other investors. Kelso & Company affiliates will own a majority of the shares of the combined company upon completion of the merger. Endo Pharmaceuticals Holdings expects to make an application to the NASDAQ National Market to list the shares of Endo Pharmaceuticals Holdings, including the shares and warrants to be issued to the Algos stockholders in the merger. More information about Endo Pharmaceuticals Holdings, which is currently a private company, will be available when a registration statement relating to the shares and warrants being issued in the merger becomes publicly available.

       Algos Pharmaceutical Corporation is a leader in developing proprietary pain management products. The company's products combine analgesics and anesthetics with NMDA-receptor antagonist drugs to enhance the efficacy of existing pain management drugs such as morphine. Algos' products in development include opioid analgesics (MorphiDex(R), HydrocoDex(TM) and OxycoDex(TM)) for moderate to severe pain, a non-opioid analgesic (NeuroDex(TM)) for neuropathic pain, long-lasting local anesthetics (LidoDex(TM) IED) for post-operative pain, an intranasal anaesthetic (LidoDex(TM) NS) for migraine pain and products for the treatment of opiate and nicotine addictions. Algos has also licensed certain of its worldwide rights to McNeil Consumer Products Company (a Johnson & Johnson company) to develop two over-the-counter pain medications that combine NMDA-receptor antagonist with acetaminophen and ibuprofen, respectively.

            To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties. As a result of such risks and uncertainties, which include, but are not limited to, the difficulty of predicting FDA approvals, risks with respect to technology and product development, the effect of competing products and prices, uncertainties regarding intellectual property protection, changes in operating results and other risks discussed from time to time in Algos Pharmaceutical's filings with the Securities and Exchange Commission, actual results may differ materially from those expressed or implied by the forward-looking statements.

       Any offering of securities in connection with the merger will be made only by means of a prospectus. A registration statement relating to these securities shall be filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                   # # #